                                                            Exhibit 24.1

                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee R. Mitau, Susan E. Lester and Terrance
R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of U.S. Bancorp, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

          Signature                       Title                   Date
          ---------                       -----                   ----

 John F. Grundhofer                Chairman, President,       April 23, 1999
------------------------------     Chief Executive Officer
 John F. Grundhofer                and Director (principal
                                   executive officer)

 /s/ Susan E. Lester               Executive Vice             April 23, 1999
------------------------------     President and Chief
 Susan E. Lester                   Financial Officer
                                   (principal financial
                                   officer)

 /s/ Terrance R. Dolan             Senior Vice President      April 23, 1999
------------------------------     and Controller
 Terrance R. Dolan                 (principal accounting
                                   officer)

 /s/ Linda L. Ahlers               Director                   April 23, 1999
------------------------------
 Linda L. Ahlers

 /s/ Harry L. Bettis               Director                   April 23, 1999
------------------------------
 Harry L. Bettis

 /s/ Arthur D. Collins, Jr.        Director                   April 23, 1999
------------------------------
 Arthur D. Collins, Jr.

 /s/ Peter H. Coors                Director                   April 23, 1999
------------------------------
 Peter H. Coors

 /s/ Robert L. Dryden              Director                   February 17, 1999
------------------------------
 Robert L. Dryden

                                         -1-

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 /s/ Joshua Green III              Director                   February 17, 1999
------------------------------
 Joshua Green III

 /s/ Delbert W. Johnson            Director                   April 23, 1999
------------------------------
 Delbert W. Johnson

 /s/ Jerry W. Levin                Director                   April 23, 1999
------------------------------
 Jerry W. Levin

 /s/ Edward J. Phillips            Director                   February 17, 1999
------------------------------
 Edward J. Phillips

 /s/ Paul A. Redmond               Director                   April 23, 1999
------------------------------
 Paul A. Redmond

 /s/ Richard G. Reiten             Director                   February 17, 1999
------------------------------
 Richard G. Reiten

 /s/ S. Walter Richey              Director                   April 23, 1999
------------------------------
 S. Walter Richey

 /s/ Warren R. Staley              Director                   February 17, 1999
------------------------------
 Warren R. Staley